Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

TG THERAPEUTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of TG Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Michael S. Weiss, Executive Chairman, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2020	/s/ Michael S. Weiss
Michael S. Weiss
Executive Chairman, Chief Executive Officer and President
Principal Executive Officer